UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2010

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2010, Mr. Harold N. Chefitz, currently a member of the Board of Directors (the “Board”) of Kensey Nash Corporation (the “Company”) and each of the Audit Committee and the Compensation Committee of the Board, informed the Board of his decision to retire as director and member of each such committee at the end of his current term, which expires at the Company’s 2010 annual meeting of stockholders (the “Annual Meeting”). Accordingly, Mr. Chefitz is not being nominated for re-election to the Board at the Annual Meeting. Mr. Chefitz will continue to serve as a member of the Board and each of the Audit and Compensation Committees until the Annual Meeting. Mr. Chefitz’s decision to retire from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Chefitz has agreed to provide consulting services and advice regarding financing, acquisitions and strategic partnerships to the Company following his retirement, as set forth in a Consulting Agreement entered into by the Company with Mr. Chefitz (the “Consulting Agreement”). Under the Consulting Agreement, which has a term of 12 months commencing on the effective date of Mr. Chefitz’s retirement, the Company will compensate Mr. Chefitz at rate of $10,000 per month. In addition, under the Consulting Agreement and given that Mr. Chefitz will have served on the Board for his full term, a total of 3,468 shares of restricted common stock that would have otherwise vested within ten days after the Annual Meeting, if Mr. Chefitz had remained a director, will vest and no longer be subject to forfeiture. The remaining unvested shares of restricted stock of the Company previously issued to Mr. Chefitz will be forfeited back to the Company. Furthermore, all of the vested stock options held by Mr. Chefitz as of the date of the Annual Meeting will remain exercisable during the term of the Consulting Agreement.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Consulting Agreement, dated as of October 22, 2010 between the Company and Harold N. Chefitz.

99.1	Resignation letter of Harold N. Chefitz from Kensey Nash Corporation’s Board of Directors dated October 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano

Name:	Michael Celano
Its:	Chief Financial Officer

Dated: October 25, 2010

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